Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

P: 212-896-1249 / 212-896-1206

Email: jgoldberger@kcsa.com / rfink@kcsa.com

NTELOS Holdings Corp. Reports Second Quarter 2014 Results

–Renewed Agreement with Sprint extended to December 2022

–Ninth Consecutive Quarter of Positive Net Postpay Adds

WAYNESBORO, Va. – July 28, 2014 – NTELOS Holdings Corp. (the “Company,” NASDAQ: NTLS), a leading regional provider of nationwide wireless voice and data communications and home to the “best value in wireless,” announced today operating and financial results for its second quarter ended June 30, 2014.

Second Quarter 2014 Highlights

•	Extended and amended Strategic Network Alliance (“SNA”) with Sprint until December 2022;

•	Launched 4G LTE in Richmond and Norfolk metropolitan markets, providing coverage of 2.8 million POPs as of June 30, 2014;

•	Operating revenues were $117.8 million for the second quarter 2014; compared to $119.9 million for the second quarter 2013; and

•	Adjusted EBITDA was $34.4 million for the second quarter 2014, compared to $41.2 million for the second quarter 2013.

“The successful extension and expansion of our SNA with Sprint during the quarter marked a significant milestone for nTelos. We are pleased with this outcome as it paves the way for nTelos to build the most robust network in our footprint and to deliver an improved user experience to our retail and wholesale customers,” said Michael A. Huber, Chairman of the Board of NTELOS Holdings Corp.

Subscriber Highlights

Total Subscribers

•	Total subscribers were 458,100 as of June 30, 2014, compared to 454,800 for the same period of 2013;

•	Total subscriber gross additions for the second quarter 2014 were 39,000, compared to 40,100 for the same period of 2013; and

•	Total net subscriber additions for the second quarter 2014 were 400, compared to 3,800 for the same period of 2013.

Postpay Subscribers

•	Postpay subscriber gross additions for the second quarter 2014 were 20,400, compared to 16,300 for the second quarter 2013 and 20,200 for the first quarter 2014;

•	Net postpay subscriber additions were 3,300 for the second quarter 2014, compared to 200 for the second quarter 2013 and 300 for the first quarter 2014;

•	Postpay churn for the second quarter 2014 was 1.8%, compared to 1.8% for the second quarter 2013;

•	ARPA increased 2.9% to $137.20 for the second quarter 2014, compared to $133.34 for the same period in 2013; and

•	As of June 30, 2014, total postpay subscribers were 308,200.

Prepay Subscribers

•	Prepay subscriber gross additions for the second quarter 2014 were 18,600, compared to 23,800 for the second quarter 2013 and 25,200 for the first quarter 2014;

•	Net prepay subscriber additions (losses) were (2,900) for the second quarter 2014, compared to 3,600 for the second quarter 2013 and 3,100 for the first quarter 2014;

•	Prepay churn for the second quarter 2014 was 4.5%, compared to 4.4% for the second quarter 2013; and

•	As of June 30, 2014, total prepay subscribers were 149,900.

“During the quarter, we delivered solid results in an increasingly competitive operating environment. We will continue to make strategic investments in the business to improve our operations and to drive increased shareholder value,” said Stebbins B. Chandor, EVP & Chief Financial Officer of NTELOS Holdings Corp.

Net Income

Net income after net income attributable to noncontrolling interests was $0.5 million, or $0.02 per diluted share, for the first quarter 2014, compared to $9.4 million, or $0.43 per diluted share, for the second quarter 2013.

Business Outlook

For the year ending December 31, 2014, the Company reiterates its full year 2014 Adjusted EBITDA guidance of between $128.0 million and $135.0 million and full year 2014 capital expenditures guidance of between $110.0 million and $120.0 million.

Conference Call

The Company will host a conference call with investors and analysts to discuss its second quarter 2014 results this morning, July 28, 2014, at 8:00 a.m. ET. To participate, please dial 1-888-317-6002, 1-855-669-9657 in Canada and 1-412-317-1083 for international, approximately 10 minutes before the scheduled start of the call. The conference call and accompanying presentation will also be accessible live on the Investor Relations section of the Company’s website at http://ir.ntelos.com.

An archive of the conference call will be available online at http://ir.ntelos.com beginning approximately one hour after the call. A replay will also be available via telephone by dialing 1-877-344-7529, 1-855-669-9658 in Canada or 1-412-317-0088 internationally and entering access code 10049798 beginning approximately one hour after the call and continuing until August 12, 2014.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on sale of assets and derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges, separation charges, secondary offering costs, net loss from discontinued operations, adjustments for impact of recognizing a portion of the billed SNA contract revenues on a straight line basis and acquisition related charges.

ARPA, or average monthly revenue per account, is computed by dividing service revenues per period by the average number of accounts during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to produce shareholder value and provide liquidity for future growth. ARPA provides management with useful information concerning the appeal of the Company’s postpay rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

Adjusted EBITDA and ARPA are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

During the quarter, the Company terminated approximately 2,100 postpay subscribers that repeatedly exceeded their terms and conditions relating to permitted usage. Additionally, the Company changed its business rules related to reporting of long-term, non-revenue producing prepay subscribers. This change resulted in approximately 8,200 prepay subscribers being excluded from our ending subscriber base. The impact of these Company-initiated terminations and change in business rules is reflected in the ending subscriber totals as of June 30, 2014 and is not reflected in our disconnections, net additions and churn calculations for the periods ended June 30, 2014.

About NTELOS

NTELOS Holdings Corp. (NTLS), operating through its subsidiaries as “nTelos Wireless,” is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for approximately 458,100 retail subscribers based in Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company’s licensed territories have a total population of approximately 8.0 million residents, of which its wireless network covers approximately 6.0 million residents. The Company is also the exclusive wholesale provider of network services to Sprint Corporation in the western Virginia and West Virginia portions of its territories for all Sprint CDMA and LTE wireless customers.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. There are important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements. We advise the reader to review in detail the cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Income

•	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Key Metrics

•	ARPA Reconciliation – Postpay

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets

	(Unaudited)	(Unaudited)
(In thousands)	June 30, 2014	December 31, 2013
ASSETS
Current Assets
Cash	$108,340	$88,441
Restricted cash	2,167	2,167
Accounts receivable, net	41,947	37,740
Inventories and supplies	15,501	23,962
Deferred income taxes	8,970	10,650
Prepaid expenses and other current assets	18,819	20,808

	195,744	183,768

Securities and Investments	1,499	1,499

Property, Plant and Equipment, net	320,795	319,376

Intangible Assets
Goodwill	63,700	63,700
Radio spectrum licenses	131,838	131,834
Customer relationships and trademarks, net	5,479	6,985
Deferred Charges and Other Assets	11,117	9,089

Total Assets	$730,172	$716,251

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$5,835	$5,410
Accounts payable	21,812	33,677
Dividends payable	9,104	9,034
Accrued expenses and other current liabilities	32,318	31,389

	69,069	79,510

Long-Term Debt	521,978	484,956

Other Long-Term Liabilities	109,716	107,992

Equity	29,409	43,793

Total Liabilities and Equity	$730,172	$716,251

NTELOS Holdings Corp.

Condensed Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	(Unaudited)		(Unaudited)
(In thousands, except per share amounts)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Operating Revenues	$117,795	$119,859	$239,877	$239,204

Operating Expenses
Cost of sales and services	47,439	42,567	94,763	87,102
Customer operations	31,329	29,977	65,420	60,931
Corporate operations	9,194	7,760	18,931	15,664
Depreciation and amortization	19,929	20,443	38,996	38,899
Gain on sale of intangible assets	—	(4,442)	—	(4,442)

	107,891	96,305	218,110	198,154

Operating Income	9,904	23,554	21,767	41,050

Other Expense
Interest expense	(8,315)	(7,398)	(16,274)	(14,759)
Other income (expense), net	(92)	151	(1,164)	(218)

	(8,407)	(7,247)	(17,438)	(14,977)

Income before Income Taxes	1,497	16,307	4,329	26,073

Income Taxes	640	6,380	1,750	10,124

Net Income	857	9,927	2,579	15,949

Net Income Attributable to Noncontrolling Interests	(373)	(541)	(809)	(1,070)

Net Income Attributable to NTELOS Holdings Corp.	$484	$9,386	$1,770	$14,879

Earnings per Share Attributable to NTELOS Holdings Corp.:

Basic	$0.02	$0.45	$0.08	$0.71

Weighted average shares outstanding - basic	21,099	21,027	21,090	20,962

Diluted	$0.02	$0.43	$0.08	$0.69

Weighted average shares outstanding - diluted	22,039	21,779	22,037	21,613

Cash Dividends Declared per Share - Common Stock	$0.42	$0.42	$0.84	$0.84

NTELOS Holdings Corp.

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income attributable to NTELOS Holdings Corp.	$484	$9,386	$1,770	$14,879
Net income attributable to noncontrolling interests	373	541	809	1,070

Net income	$857	$9,927	$2,579	$15,949
Interest expense	8,315	7,398	16,274	14,759
Income taxes	640	6,380	1,750	10,124
Other expense (income), net	92	(151)	1,164	218

Operating income	$9,904	$23,554	$21,767	$41,050
Depreciation and amortization	19,929	20,443	38,996	38,899
Gain on sale of intangible assets	—	(4,442)	—	(4,442)
Accretion of asset retirement obligations	331	173	646	316
Equity-based compensation	1,283	1,460	2,594	2,781
SNA straight-line adjustment [1]	2,043	—	2,043	—
Other [2]	874	—	2,241	—

Adjusted EBITDA	$34,364	$41,188	$68,287	$78,604

[1]	Adjustment for impact of recognizing a portion of the billed SNA contract revenues on a straight line basis.
[2]	Other includes legal and advisory fees related to new Sprint agreement and certain employee separation charges.

NTELOS Holdings Corp.

Key Metrics

						Six Months Ended
Quarter Ended:	6/30/2013	9/30/2013	12/31/2013	3/31/2014	6/30/2014	6/30/2013	6/30/2014
Subscribers
Beginning Subscribers	451,000	454,800	457,100	464,600	468,000	439,600	464,600
Postpay	299,700	298,700	298,000	306,700	306,800	297,400	306,700
Prepay	151,300	156,100	159,100	157,900	161,200	142,200	157,900

Gross Additions	40,100	44,500	50,800	45,400	39,000	88,600	84,400
Postpay	16,300	20,000	28,700	20,200	20,400	36,500	40,600
Prepay	23,800	24,500	22,100	25,200	18,600	52,100	43,800

Disconnections[1]	36,300	42,200	43,300	42,000	38,600	73,400	80,600
Postpay	16,100	19,600	19,800	19,900	17,100	33,000	37,000
Prepay	20,200	22,600	23,500	22,100	21,500	40,400	43,600

Net Additions (Losses)[1]	3,800	2,300	7,500	3,400	400	15,200	3,800
Postpay	200	400	8,900	300	3,300	3,500	3,600
Prepay	3,600	1,900	(1,400)	3,100	(2,900)	11,700	200

Ending Subscribers [1]	454,800	457,100	464,600	468,000	458,100	454,800	458,100
Postpay	298,700	298,000	306,700	306,800	308,200	298,700	308,200
Prepay	156,100	159,100	157,900	161,200	149,900	156,100	149,900

Churn, net [1]	2.7%	3.1%	3.1%	3.0%	2.8%	2.7%	2.9%
Postpay	1.8%	2.2%	2.2%	2.2%	1.8%	1.8%	2.0%
Prepay	4.4%	4.8%	4.9%	4.6%	4.5%	4.5%	4.6%

Other Items

ARPA Statistics
ARPA	$133.34	$136.90	$136.88	$137.47	$137.20	$132.01	$137.34
Ending Postpay Accounts	141,400	140,200	141,200	138,400	140,500	141,400	140,500
Postpay Subscribers per Account	2.1	2.1	2.2	2.2	2.2	2.1	2.2

Strategic Network Alliance Revenues (000’s) [2]
Billed Revenue	$39,607	$48,644	$39,326	$39,284	$37,997	$79,759	$77,281
Straight-Line Adjustment	—	—	—	—	(2,043)	—	(2,043)
Spectrum Lease Consideration	—	—	—	—	822	—	822

SNA Revenues - As Reported	$39,607	$48,644	$39,326	$39,284	$36,776	$79,759	$76,060

Network Statistics
Licensed Population (millions)	7.9	7.9	8.0	8.0	8.0	7.9	8.0
Covered Population (millions)	6.0	6.0	6.0	6.0	6.0	6.0	6.0
Total Cell Sites	1,432	1,434	1,444	1,444	1,445	1,432	1,445

¹	During the quarter, the Company terminated approximately 2,100 postpay subscribers that repeatedly exceeded their terms and conditions relating to permitted usage. Additionally, the Company changed its business rules related to reporting of long-term, non-revenue prepay subscribers. This change resulted in approximately 8,200 prepay subscribers being excluded from our ending subscriber base. The impact of these Company-initiated terminations and change in business rules is reflected in our ending subscriber totals as of June 30, 2014, and is not reflected in our disconnections, net additions and churn calculations for the periods ended June 30, 2014.
²	Effective 5/1/14, SNA Revenues include the impact of recognizing the fixed fee element of SNA contract revenues on a straightline basis, which is a reduction of billed revenue, and the non-cash consideration attributable to spectrum lease. We have recognized an equal charge for spectrum lease expense within cost of sales and services.

NTELOS Holdings Corp.

ARPA Reconciliation – Postpay

Average Monthly Revenue per Account (ARPA) 1

	Three Months Ended		Six Months Ended
(In thousands, except for accounts and ARPA)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Operating revenues	$117,795	$119,859	$239,877	$239,204
Less: prepay service revenues	(16,206)	(16,182)	(33,166)	(31,866)
Less: equipment revenues	(6,560)	(5,499)	(14,051)	(12,137)
Less: wholesale and other adjustments	(37,900)	(41,179)	(77,918)	(82,097)

Postpay service revenues	$57,129	$56,999	$114,742	$113,104

Average number of postpay accounts	138,800	142,500	139,200	142,800

Postpay ARPA	$137.20	$133.34	$137.34	$132.01

¹	Average monthly revenue per account (ARPA) is computed by dividing postpay service revenues per period by the average number of postpay accounts during that period. ARPA as defined may not be similar to ARPA measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPA in order to determine their effectiveness. ARPA provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.